Exhibit 10.3.3
AMENDMENT 2026-1
TO THE
AMERICAN WATER WORKS COMPANY, INC.
ANNUAL PERFORMANCE PLAN

WHEREAS, American Water Works Company, Inc. (the “Company”) maintains the American Water Works Company, Inc. Annual Performance Plan (the “Plan”);
WHEREAS, Section 9 of the Plan provides that the Executive Development and Compensation Committee (the “Committee”) of the Board of Directors of the Company may at any time amend the Plan, subject to certain limitations set forth in the Plan, which are not applicable, and Paragraph IV.6 of the Committee’s Charter requires the Committee to review and approve the Company’s performance-based cash compensation plans that apply to any of the Company’s section 16 officers, including the Plan; and
WHEREAS, the Committee has approved an amendment to the Plan, to be effective as of January 1, 2027, as set forth below.

NOW THEREFORE, BE IT IS RESOLVED, that, the Plan is hereby amended as follows, effective as of January 1, 2027:
1.    Section 5(c) of the Plan is hereby amended in its entirety to read as follows:
(c)    [RESERVED].
2.     In all other respects, the Plan shall be and remain unchanged and shall continue to operate in full force and effect.
IN WITNESS WHEREOF, the undersigned hereby executes this Amendment 2026-1 to the Plan this 28th day of October, 2026.

/s/ John C. Griffith
Name: John C. Griffith
Title: President and Chief Executive Officer